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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statement of Lamar Advertising Company (the "Company") on Form S-8 (File No. 333-10337), the two Registration Statements of the Company on Form S-3 (File Nos. 333-50559 and 333-52851) and the Registration Statement of the Company on Form S-4 (File No. 333-60331) of our report dated August 14, 1998, with respect to the consolidated balance sheets of Outdoor Communications, Inc. and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 1998 and 1997, and the period April 4, 1996 to June 30, 1996, our report dated June 4, 1996, with respect to the consolidated statements of operations, stockholders' deficit, and cash flows of OCI Corp. of Michigan and subsidiaries for the period August 1, 1995 through April 3, 1996, and our report dated May 31, 1996, with respect to the consolidated statements of operations, stockholders' deficit, and cash flows of Mass Communications Corp. and subsidiary for the period of September 1, 1995 through April 3, 1996, which reports appear in the Company's filing on Form 8-K/A dated October 19, 1998.







                                                     /s/ KPMG Peat Marwick LLP



East Lansing, Michigan
October 19, 1998